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                                                                 EXHIBIT 11(b)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 46 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) on behalf of High Income Portfolio, of our report dated May 8, 1998, relating to High Income Portfolio which report is included in the Annual Report to Shareholders of Eaton Vance High Income Fund for the year ended March 31, 1998, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                                /s/ DELOITTE  & TOUCHE
                                                    -------------------------
                                                    DELOITTE  & TOUCHE

July 20, 1998
Grand Cayman, Cayman Islands
British West Indies